SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 17, 2009

Date of Report

April 13, 2009

(Date of earliest event reported)

HOTGATE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-129388	71-098116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Room 1602, Aitken Vanson Centre, 61 Hoi Yuen Rd., Kwun Tong, Hong Kong

(Address of principal executive offices, including zip code)

(852)2270-0688

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 13, 2009, Mr. Michael Yang submitted his resignation as the President of the Company and Mr. Wee Tak Pang submitted his resignation as the CEO of the Company.

On that same day, Mr. Chuan Beng Wei was appointed to serve as Chief Executive Officer and Mr. Wee Tak Pang was appointed to serve as Chief Technology Officer.

Chuan Beng Wei, age 42, is now the CEO and a director of the Company.  In 1996, he founded Redtone Telecommunications Sdn Bhd which later became a subsidiary of Redtone International Bhd (“Redtone”), a company specializing in value-added telecommunications services.  Redtone is listed on the Mesdaq market of Bursa Malaysia.  He served as the Managing Director of Redtone and was in charge of business development and strategic management. Mr. Wei began his career with Agilent Technologies (M) Sdn Bhd in 1989 and performed duties as a System Engineer and Major Account Manager. In 1995, he founded TQC Consultants (IT Division) Sdn Bhd, a software development and system integration company.  Mr. Wei is also a Council Member and the chairperson for Communication Special Interest Group for Persatuan Industri Komputer dan Multimedia Malaysia (“The Association of Computer and Multimedia Malaysia”) and the Vice President for the Kuala Lumpur/Selangor Darul Ehsan Telecommunication Association. He holds a Bachelor’s Degree in Electrical Engineering from the University of Technology in Malaysia and a Diploma in Management from the Malaysia Institute of Management.

Wee Tak Pang, age 29, is now the the CTO and a director of the Company. Mr Pang is an expert in internet technology and operating systems and specializes in Linux, MySQL database, internet networking, and client server technology. In 1999, Mr. Pang founded Synchroweb Technology to provide computer services to a number of companies in Malaysia including IBM, Dell, Hewlett Packard, Maxis, and NEC. He also provided IT and management training to companies and learning institutions including Dell, Hewlett Packard and Kurnia Insurance. He was the CEO of Synchroweb Technology until 2009. Mr. Pang graduated from Barrington University in the United States in 2001 with a degree in Management Information Systems.

Michael Yang, age 60, will remain a director of the Company. Since 1994, Mr. Yang has been the managing director of Zephyr Capital, an investment and management consulting company with clients in Australia, Malaysia, Hong Kong, China and other Asia countries. He is also a director of a number of companies including PHI Bhd., Cash Bhd. and EB Capital Bhd., a company listed on the Mesdaq Stock Exchange in Malaysia. Mr. Yang started his career in 1975 with Amanah-Chase Merchant Bank Bhd, the Malaysian merchant banking arm of Chase Manhattan Bank (now known as JP Morgan Chase) where he served as a General Manager and head of corporate banking. Mr. Yang holds a Master’s Degree in Business Administration from Cranfield University in the United Kingdom, a Bachelor of Economics degree (with honors) from the University of Malaya, Malaysia and a Diploma in Marketing from the Institute of Marketing in the United Kingdom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2009

Hotgate Technology, Inc.

By:	/s/ Chuan Beng Wei
Chuan Beng Wei
CEO and Director